Exhibit 99.1

Sunlight Financial Acquired by Leading Solar Industry Investors

NEW YORK & CHARLOTTE, NC, October 30, 2023 – Sunlight Financial Holdings Inc. (“Sunlight Financial”, “Sunlight” or the “Company”), a technology-enabled point-of-sale finance company, today announced that it will be acquired by a consortium of established investors in the solar energy industry, including an affiliate of Greenbacker Capital Management, Sunstone, Credit, IGS Ventures, and others (collectively, “ED Umbrella Holdings, LLC” or “the Consortium”), as well as its secured lender, Cross River Bank (“CRB”), and has entered into a Restructuring Support Agreement (the “Agreement”) to reduce its debt burden while strengthening its balance sheet. The agreement also outlines the expected restructuring plan (the “Plan”) between Sunlight and the Restructuring Support Parties.

“We are excited for Sunlight’s future,” said Matt Potere, CEO of Sunlight Financial. “Our agreement and transaction with our current partners and the Consortium is a strong vote of confidence in Sunlight’s platform and the company’s growth prospects. Sunlight will emerge from this process in a stronger position, with the resources to invest in our platform and our people, both in service of our partners.”

As part of the process, Sunlight Financial has filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code to implement the acquisition. Sunlight Financial will request an expedited in-court process which will allow the Company to quickly exit Chapter 11.

Trade creditors, suppliers and contractors will be paid in the ordinary course of business, and customer relationships will continue uninterrupted. Employees can also expect that operations will continue without interruptions, and they will be paid and provided benefits on the usual schedule.

A summary of terms in the Plan is set forth in the Restructuring Support Agreement and addressed in the Company’s Form 8-K filing today. Significant elements of the Plan include:

•	All channel partners, contractors, installers and trade creditors will be paid in full and continue to be paid in full and on time.

•	Loan will continue to be originated and funded in the ordinary course of business through the partnership of the Company with CRB; the acquisition will provide substantial additional capacity for such lending.

•	The Consortium will invest significant new capital into the Company.

•	Members of the Consortium bring substantial operating and financial expertise and will partner with existing management to re-establish the Company’s position as the pre-eminent platform for residential solar and home improvement finance solutions.

Sunlight Financial has set up a toll-free hotline to answer questions about this transaction. The hotline can be accessed by calling (888) 741-3947 (US and Canada) or (747) 226-5688 (International). Sunlight Financial has also posted FAQs to its website at https://omniagentsolutions.com/Sunlight.

Weil, Gotshal & Manges LLP is serving as legal counsel, Guggenheim Securities, LLC is serving as Investment Banker and Alvarez & Marsal is providing financial advisory services to Sunlight Financial. Locke Lord LLP is serving as legal counsel to the Consortium. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel and Piper Sandler is providing financial advisory services to CRB.

This press release is not intended to be, and should not in any way be construed as, a solicitation of votes of noteholders or other investors regarding the plan of reorganization.

About Sunlight Financial

Sunlight Financial is a technology-enabled point-of-sale finance company. Sunlight partners with contractors nationwide to provide homeowners with financing for the installation of residential solar systems and other home improvements. Sunlight’s best-in-class technology and deep credit expertise simplify and streamline consumer finance, ensuring a fast and frictionless process for both contractors and homeowners. For more information, visit www.sunlightfinancial.com.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may generally be identified by the use of words such as “could,” “should,” “would,” “will,” “may,” “believe,” “anticipate,” “outlook,“ “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” or the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sunlight disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Sunlight cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sunlight. Such risks and uncertainties include, among others: Sunlight’s ability to obtain bankruptcy court approval with respect to motions and actions in connection with a plan of reorganization in the Chapter 11 case; Sunlight’s ability to operate its business during the pendency of the Chapter 11 case; the effects of the filing of the Chapter 11 case on the Sunlight’s business operations and the upon the interests of various creditors, stockholders and other stakeholders; the length of time Sunlight will operate as a debtor in possession in the Chapter 11 case; risks associated with motions and other actions that third parties may take in the Chapter 11 case, which may interfere with the Sunlight’s ability to develop, secure approval of, and consummate the plan of reorganization; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 case and any additional strategies that Sunlight may employ to address its liquidity and capital resources; the potential adverse effects of the Chapter 11 case on the Sunlight’s financial condition, business operations, customers and potential customers, employees, liquidity, and results of operations;; and such other risks and uncertainties discussed in the “Risk Factors” section of Sunlight’s Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on May 4, 2023 and Sunlight's 10-Q as filed with the SEC on May 15, 2023, and August 9, 2023. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Sunlight’s SEC filings are available publicly on the SEC’s website at www.sec.gov.